UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 860, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 23, 2016, Lucas Energy, Inc. (“we”, “us” or the “Company”) held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, an aggregate of 651,611.2 shares of common stock, or 37.5% of our 1,739,397 total outstanding shares of common stock as of July 18, 2016, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 29, 2016 (the “Proxy”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy and this Form 8-K should be read in connection with the Proxy.

	Proposal	For	Against	Abstain*
1)	To approve the issuance of 13,009,664 shares of Common Stock to the Sellers, the issuance of 552,000 shares of Series B Preferred Stock to one of the Sellers and its affiliate, and the issuance of such number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, including shares issuable pursuant to the dividend provisions of the Series B Preferred Stock, exceeding 19.99% of our outstanding Common Stock, to acquire the Assets.	610,619.2	40,912	3,138

		For	Against	Abstain*
2)	To approve the issuance of 390,290 shares of Common Stock to International Bank of Commerce as a fee to refinance the Sellers' debt being assumed in the Acquisition and finance the cash portion of the Acquisition consideration.	605,599.2	46,012	3,058

		For	Against	Abstain*
3)

To approve the issuance of such number of shares of Common Stock exceeding 19.99% of our outstanding Common Stock, issuable upon conversion of principal and interest under the $530,000 face amount redeemable convertible subordinated debenture, including shares issuable for conversion premiums thereon, and upon exercise of the warrant, including shares issuable for premiums and conversion premiums thereon, issued under the Securities Purchase Agreement, and ratify the terms of such Securities Purchase Agreement and the terms and issuance of such redeemable convertible subordinated debenture and such warrant.

		603,888.2	46,393	4,388

		For	Against	Abstain*
4)

To approve the issuance of such number of shares of Common Stock exceeding 19.99% of our outstanding Common Stock, issuable upon conversion of the 527 shares of newly designated Series C redeemable convertible preferred stock, including shares issuable for dividends and conversion premiums thereon, and upon exercise of the warrant, including shares issuable for premiums and conversion premiums thereon, to be issued under the Stock Purchase Agreement, and issuable upon conversion of up to an additional 4,473 shares of newly designated Series C redeemable convertible preferred stock, including shares issuable for dividends and conversion premiums thereon, that may be sold to the same investor on substantially the same terms within 90 days after stockholder approval, and ratify the terms of such Stock Purchase Agreement and the terms and issuance of such Series C redeemable convertible preferred stock and such warrant.

	602,992.2	47,289	4,388

		For	Against	Abstain*
5)

To approve the issuance of such number of shares of Common Stock exceeding 19.99% of our outstanding Common Stock, issuable upon conversion of principal and interest under convertible promissory notes and upon exercise of warrants issued or to be issued in connection with the Line of Credit, the Note Purchase Agreement, the Line of Credit Amendment or, within 90 days after stockholder approval, similar future facilities on substantially the same or better terms, not to exceed $3.0 million in the aggregate principal amount of convertible promissory notes and not to exceed warrants to purchase 500,000 shares of common stock in the aggregate.

		603,930.2	46,533	4,206

		For	Against	Abstain*
6)	To approve an amendment to our Articles of Incorporation to change our name to Camber Energy, Inc.	612,543.2	37,766	4,360

		For	Against	Abstain
7)	To ratify the appointment of GBH CPAs, PC as our independent auditors for the fiscal year ending March 31, 2017.	613,700.2	36,349	4,620

		For	Against	Abstain*
8)	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting for a quorum or to approve any of the proposals above.	611,732.2	38,591	4,346

* There were no Broker Non-Votes on these proposals.

As such, each of proposals 1 through 5, and 7 and 8, which required the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote, were validly approved by the stockholders, and proposal 6, which required the affirmative vote of a majority of the shares entitled to vote at the Meeting, was not approved by stockholders.

Item 7.01.	Regulation FD Disclosure

On August 23, 2016, the Company issued a press release discussing the results of the voting at the Meeting.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release dated August 23, 2016

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: August 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated August 23, 2016

* Furnished herewith.